                           Pages where confidential treatment has been requested
                         have the words "Confidential Treatment Requested" typed
                      at the bottom of the page, and the appropriate information has been marked with asterisks.

                                                                    EXHIBIT 10.3

[VIASOFT LOGO]  FY98 INCENTIVE PLAN

EMPLOYEE                   Colin Reardon
POSITION                   Senior Vice President, International Operations
REGION                     International Operations
EFFECTIVE DATE             1 July 1997
QUOTA                      $********** International Annual License Revenue (U.S. dollars)
                           $********** International Annual Service Revenue (U.S. dollars)

TERRITORY OR GEOGRAPHIC SCOPE

All territories that encompass VIASOFT International consolidated for commissions and quarterly bonus. Viasoft worldwide for Company annual bonus.


INCENTIVE COMPENSATION

1.  COMMISSION RATES ON REVENUE

Commissions will be paid monthly by multiplying the commission factor by the monthly commissionable revenue as follows. Commission calculation will be in UK dollars.

                                                                       Commission Factors
                                                                       ------------------
                                                                     License          Service
           Up to 100% of the assigned license quota                  ******           ******
           100% - 110% of the assigned license quota                 ******           ******
           Above 110% of the assigned license quota                  ******           ******

The commissions will be paid on the basis of a fiscal-year running total and are not retroactive. To determine the actual commissions payable each month, the monthly commissionable revenue is multiplied by the appropriate percent based on fiscal year-to-date performance. License revenue must be at 100% or better of the target in order to increase the commission on service revenue.

2.    QUARTERLY INTERNATIONAL PERFORMANCE BONUS
                                                  TARGET: (POUND STERLING)******

A quarterly bonus will be paid based on taking the International Operations profit attainment (after royalties) and applying it against the actual P&L statement profit figure to obtain the profit attainment percentage. This percentage will be multiplied against the target amount using the following formula:

         If Profit Attainment Percentage is (less than) 75%, the bonus is zero.

         If Profit Attainment Percentage is (greater than or equal to) 75% and (less than) 90%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 0.5).

                       "CONFIDENTIAL TREATMENT REQUESTED"

VIASOFT CONFIDENTIAL
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FY98 Senior Vice President, International Operations Incentive            Page 2
Plan for Colin Reardon

         If Profit Attainment Percentage is (greater than or equal to) 90% and (less than) 110%, the bonus is the Profit Attainment Percentage multiplied by the Target Bonus.

         If Profit Attainment Percentage is (greater than or equal to) 110%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 1.25).

Missed quarterly bonuses cannot be recovered in future quarters.

3.  ANNUAL COMPANY PERFORMANCE              BONUSTARGET:  (POUND STERLING)******

A bonus will be paid based on taking VIASOFT's annual Net Income attainment and applying it against the budgeted Net Income target (Profit Attainment Percentage). Bonuses will be paid according to the following table. If the Profit Attainment is 85% below plan for the year, there will be no bonus paid. Bonuses will be prorated if participation begins within the fiscal year.

         If Profit Attainment Percentage is (less than) 85%, the bonus is zero.

         If Profit Attainment Percentage is (greater than or equal to) 85% and (less than) 90%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 0.5).

         If Profit Attainment Percentage is (greater than or equal to) 90% and (less than) 105%, the bonus is the Profit Attainment Percentage multiplied by the Target Bonus.

         If Profit Attainment Percentage is (greater than or equal to) 105% and (less than) 130%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 1.25).

         If Profit Attainment Percentage is (greater than or equal to) 130%, the bonus is the Profit Attainment Percentage multiplied by (Target Bonus X 1.5).

Example: Profit attainment at 110% of plan will result in a bonus of (pound sterling)****** (110% X (pound sterling)****** X 1.25).

PRESIDENT'S CLUB

The Senior Vice President, International Operations and his/her spouse (or boyfriend/girlfriend) will participate in the President's Club provided the individual is employed in this capacity at the time of the President's Club.

President's Club attendance is NOT part of the SVP's regular compensation. Should the SVP transfer to another department, be unable to attend for personal reasons (i.e., illness, death in the family, etc.), or leave VIASOFT, the VP forfeits the opportunity to attend and will receive no compensation in lieu of attending.

RESOLUTION
Any questions, disputes, or ambiguities that arise hereunder will be conclusively resolved by the Chairman/CEO at his sole discretion. Any required interpretations of this plan will be made by the Chairman/CEO at his sole discretion.

CHARGEBACKS
Any amounts included in commissionable revenues for which the invoice has not been paid by the customer within 90 days after inclusion or that is refunded the customer, will be charged back against any commissionable revenues or applicable bonuses at the expiration of such 90-day period. In the event of charged back sales, commission credit will be reinstated only upon the receipt of payment. In the event of either termination or voluntary resignation, any commissions which are charged back will be offset against



                    "CONFIDENTIAL TREATMENT REQUESTED"

VIASOFT CONFIDENTIAL
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FY98 Senior Vice President, International Operations Incentive            Page 3
Plan for Colin Reardon

salary, vacation payments, commissions, or any other compensation available. If additional amounts remain due, the employee agrees to promptly reimburse VIASOFT. Any amounts not recovered will be subject to collection action at employee's expense, including reimbursing VIASOFT for attorney fees and costs.

WHEN COMMISSIONS ARE EARNED
Commissions are earned on product revenue in the month sold, providing all contractual matters are resolved, and the contract is signed by an authorized representative of VIASOFT. Commissions are earned on service revenue in the month performed, providing all contractual matters are resolved, and the contract is signed by an authorized representative of VIASOFT. The employee must be actively employed in the assigned role according to the incentive plan when the commission is earned to receive any commissions. VIASOFT reserves sole discretion, without notice or limitation, to deduct revenues considered questionable or uncollectible from any compensation calculation, or to accept, reject, or cancel an order to a customer and to deny sales credit accordingly. In the event of termination, VIASOFT reserves the right to withhold any commission payments if VIASOFT has not yet received payment by the customer(s).

WHEN COMMISSIONS ARE PAID
Commissions are paid monthly in the pay period following the month earned. For example, commissions earned in July are paid in August payroll.

WHEN BONUSES ARE EARNED
Bonuses are earned on the last day of the fiscal quarter, or year, to which they are applicable per the incentive plan. The employee must be actively employed in the assigned role according to the incentive plan when the bonus is earned to receive any bonuses. VIASOFT reserves sole discretion, without notice or limitation, to deny compensation credit for incentive for items considered questionable or uncollectible as applicable in calculating the bonus.

WHEN BONUSES ARE PAID
Bonuses are paid on the pay period of the month following the end of the fiscal quarter, or year, in which the bonus is earned. Bonuses based on company profit will be paid on the last pay period of the month following the company's financial audit. For example, a bonus earned at the completion of the first quarter (September 30) would be paid in the October pay period.

OTHER
The terms of this incentive plan only apply during VIASOFT's fiscal year commencing
1 July 1997 and ending 30 June 1998, and shall have no effect whatsoever in any other period. This plan replaces any and all plans in effect prior to 1 July 1997.

In the event of employment termination (voluntary or involuntary) during the stated plan period, the employee will be paid any earned commissions and bonuses in accordance with this plan and applicable country laws. VIASOFT reserves the right to withhold any commission or bonus payments if VIASOFT has not yet received payment by the customer for that sale.

VIASOFT reserves the right to change, amend, or separate any employee from this plan at any time and for any reason, including (without limitation) changes in business conditions, corporate objectives, or an individual's performance. This can be done without prior notice.

No participant will have any right to money accrued through the plan unless and until all terms, provisions, or conditions, as set forth in this plan, have been met.

EMPLOYEE ACKNOWLEDGMENT AND AGREEMENT
I acknowledge that I have received, read, understand and agree to the terms and conditions of this plan.

/s/ Colin Reardon                                    1st July 1997
-------------------------                            ---------------------------
Colin Reardon                                                       DATE


VIASOFT CONFIDENTIAL